Exhibit 99.1   Press Release dated July 16, 2015
Citizens First Corporation Announces Second Quarter 2015 Results

NEWS For Immediate Release
Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

BOWLING GREEN, KY, July 16, 2015 – Citizens First Corporation (NASDAQ: CZFC) today reported results for the quarter ending June 30, 2015, which include the following:

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For the quarter ended June 30, 2015, the Company reported net income of $899,000, or $0.35 per diluted common share.  This represents an increase of $117,000, or $0.06 per diluted common share from the linked quarter ended March 31, 2015 and an increase of $166,000, or $0.06 per diluted common share, from the quarter ended June 30, 2014. “Margin stability and improved non-interest income were significant contributors to profitability in the quarter,” said Todd Kanipe, President and CEO.  “Additionally, credit quality showed continued improvement.  The primary challenge for us remains generating consistent loan growth in competitive markets.”

•
For the six months ended June 30, 2015, net income totaled $1.68 million, or $0.64 per diluted common share.  This represents an increase of $257,000, or $0.08 per diluted common share, from the net income of $1.42 million in the first six months of the previous year.

•
Non-performing assets totaled $1.2 million, or 0.29% of total assets, at June 30, 2015 compared to $2.5 million, or 0.60% of total assets at June 30, 2014, a decrease of $1.3 million. Non-performing assets decreased $230,000 from the linked quarter ended March 31, 2015.

•
The Company’s net interest margin was 3.85% for the quarter ended June 30, 2015 compared to 3.82% for the linked quarter ended March 31, 2015, and 3.74% for the quarter ended June 30, 2014, an increase of 3 basis points for the linked quarter and an increase of 11 basis points from the prior year.  The Company’s net interest margin increased from the linked quarter due to an improvement in the yield on loans, which was 5.15% for the quarter ended June 30, 2015 compared to 4.99% for the quarter ended March 31, 2015 and 5.13% for the quarter ended June 30, 2014.

•
Total loans decreased 1.4% to $314.1 million at June 30, 2015 compared to $318.5 million at December 31, 2014.  Total deposits increased 7.9% to $368.8 million at June 30, 2015 compared to $341.8 million at December 31, 2014.

Second Quarter 2015 Compared to First Quarter 2015

•	Net interest income increased $129,000, or 3.5%, due to an improvement in the yield on loans, which included a prepayment fee collected of approximately $48,000.
•
•	Non-interest income increased $133,000, or 19.2%, primarily due to an increase in service charges on deposit accounts of $41,000 and gains on sale of mortgage loans of $48,000.
•
•	Non-interest expense increased $43,000, or 1.3%, compared to the previous quarter, primarily due to an increase in advertising and public relations expense of $71,000.

Second Quarter 2015 Compared to Second Quarter 2014

•	Net interest income increased $262,000, or 7.4%, as the volume of earning assets increased from the prior year.
•
•	Non-interest income increased $68,000, or 9.0%, primarily due to an increase in service charges on deposit accounts of $62,000 due to the introduction of a new consumer deposit transaction account.
•
•	Non-interest expense increased $113,000, or 3.6%, primarily due to an increase in personnel expenses of $103,000 as a result of normal salary adjustments.

Balance Sheet at June 30, 2015

•
Total assets increased $17.3 million, or 4.2%, from December 31, 2014 to June 30, 2015 due to a growth in federal funds sold.  Average assets year-to-date increased 3.4%, or $14.2 million from June 30, 2014.  Average interest earning assets year-to-date increased 4.3%, or $16.4 million, from June 30, 2014.

•
Stockholders’ equity decreased $411,000, or 1.1%, from December 31, 2014 to June 30, 2015.  On April 15, 2015, the Company repurchased the 254,218 warrants issued in 2008 to the US Treasury as part of its participation in the US Treasury’s Capital Purchase Program.  The repurchase price of the warrants was $1.7 million, which offset the increase in stockholders’ equity due to net income less preferred dividends of $1.4 million.  The tangible common equity ratio declined to 6.10% as of June 30, 2015 compared to 6.45% at December 31, 2014 due to the warrants redemption.  The Company and Citizens First Bank are categorized as “well capitalized” under regulatory guidelines.

About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999.  The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky, and a loan production office in Williamson County, Tennessee.  Additional information concerning our products and services is available at www.citizensfirstbank.com.

Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company’s current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially.  Among the risks and uncertainties that could cause actual results to differ materially are economic conditions generally and in the market areas of the Company, a continuation or worsening of the current disruption in credit and other markets, goodwill impairment, overall loan demand, increased competition in the financial services industry which could negatively impact the Company’s ability to increase total earning assets, and the retention of key personnel.  Actions by the Department of the Treasury and federal and state bank regulators in response to changing economic conditions, changes in interest rates, loan prepayments by and the financial health of the Company’s borrowers, and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios
Consolidated Statement of Income:
	Three Months Ended
	June 30	March 31	Dec 31	Sept 30	June 30
	2015	2015	2014	2014	2014
Interest income	$4,469	$4,306	$4,370	$4,354	$4,230
Interest expense	678	644	650	675	701
Net interest income	3,791	3,662	3,720	3,679	3,529

Provision for loan losses	120	80	-	-	150

Non-interest income:
Service charges on deposits	358	317	339	300	296
Other service charges and fees	176	135	138	198	141
Gain on sale of mortgage loans	79	31	39	76	51
Non-deposit brokerage fees	87	92	90	67	75
Lease income	70	73	63	76	74
BOLI income	46	45	47	47	47
Securities gains	10	-	21	-	74
Total	826	693	737	764	758

Non-interest expenses:
Personnel expense	1,589	1,648	1,606	1,519	1,486
Net occupancy expense	493	528	483	501	479
Advertising and public relations	123	52	73	74	93
Professional fees	187	164	142	137	149
Data processing services	238	239	242	250	248
Franchise shares and deposit tax	145	146	157	146	145
FDIC insurance	63	59	63	73	74
Core deposit intangible amortization	17	18	82	82	82
Postage and office supplies	52	40	43	54	59
Other real estate owned expenses	29	7	25	10	47
Other	310	302	306	295	271
Total	3,246	3,203	3,222	3,141	3,133

Income before income taxes	1,251	1,072	1,235	1,302	1,004
Provision for income taxes	352	290	348	372	271
Net income	899	782	887	930	733

Dividends on preferred stock	130	128	131	131	127
Net income available for common shareholders	$769	$654	$756	$799	$606
Basic earnings per common share	$0.39	$0.33	$0.38	$0.41	$0.31
Diluted earnings per common share	$0.35	$0.29	$0.35	$0.38	$0.29

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Key Operating Statistics:
	Three Months Ended

	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014

Average assets	$434,003	$428,210	$414,852	$412,761	$419,630
Average earning assets	403,814	397,920	384,050	381,471	387,457
Average loans	319,758	321,028	313,888	308,087	303,489
Average interest-bearing deposits	327,010	316,558	298,101	301,378	309,820
Average deposits	370,820	360,240	341,128	343,287	350,943
Average borrowed funds	23,022	26,967	33,366	30,096	30,300
Average equity	38,180	39,029	38,249	37,328	36,501
Average common equity	30,521	31,370	30,590	29,669	28,842

Return on average assets	0.83%	0.74%	0.85%	0.89%	0.70%
Return on average equity	9.44%	8.13%	9.20%	9.88%	8.05%

Efficiency ratio	69.14%	72.06%	71.19%	69.41%	72.88%
Non-interest income to average assets	0.76%	0.66%	0.70%	0.73%	0.72%
Non-interest expenses to average assets	3.00%	3.03%	3.08%	3.02%	2.99%
Net overhead to average assets	2.24%	2.38%	2.36%	2.28%	2.27%
Yield on loans	5.15%	4.99%	5.06%	5.16%	5.13%
Yield on investment securities (TE)	2.85%	2.88%	2.75%	2.80%	2.94%
Yield on average earning assets (TE)	4.53%	4.48%	4.61%	4.61%	4.47%
Cost of average interest bearing liabilities	0.78%	0.76%	0.78%	0.81%	0.83%
Net interest margin (TE)	3.85%	3.82%	3.94%	3.91%	3.74%
Number of FTE employees	99	95	97	98	99

Asset Quality Indicators:
Non-performing loans to total loans	0.33%	0.38%	0.37%	0.50%	0.60%
Non-performing assets to total assets	0.29%	0.34%	0.33%	0.52%	0.60%
Allowance for loan losses to total loans	1.59%	1.55%	1.53%	1.58%	1.59%
YTD net charge-offs (recoveries) to average loans, annualized	0.06%	0.02%	0.01%	0.01%	(0.03)%
YTD net charge-offs (recoveries)	102	18	43	25	(25)

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

	Six Months Ended

	June 30	June 30
	2015	2014
Interest income	$8,775	$8,411
Interest expense	1,322	1,384
Net interest income	7,453	7,027

Provision for loan losses	200	275

Non-interest income:
Service charges on deposits	675	557
Other service charges and fees	311	294
Gain on sale of mortgage loans	110	75
Non-deposit brokerage fees	179	144
Lease income	143	149
BOLI income	91	94
Securities gains	10	74
Total	1,519	1,387

Non-interest expenses:
Personnel expense	3,237	3,013
Occupancy expense	1,021	961
Advertising and public relations	175	176
Professional fees	351	302
Data processing services	477	481
Franchise shares and deposit tax	291	291
FDIC insurance	122	151
Core deposit intangible amortization	35	166
Postage and office supplies	92	110
Other real estate owned expenses	36	57
Other	612	487
Total	6,449	6,195

Income before income taxes	2,323	1,944
Provision for income taxes	642	520
Net income	1,681	1,424

Dividends on preferred stock	258	259
Net income available for common shareholders	$1,423	$1,165
Basic earnings per common share	$0.72	$0.59
Diluted earnings per common share	$0.64	$0.56

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Key Operating Statistics:

	Six Months Ended

	June 30	June 30
	2015	2014

Average assets	$431,122	$416,873
Average earning assets	400,883	384,487
Average loans	320,390	303,464
Average interest-bearing deposits	321,813	307,542
Average deposits	365,559	348,529
Average borrowings	24,983	30,045
Average equity	38,602	36,358
Average common equity	30,943	28,446

Return on average assets	0.79%	0.69%
Return on average equity	8.78%	7.90%

Efficiency ratio	70.57%	72.81%
Non-interest income to average assets	0.71%	0.67%
Non-interest expenses to average assets	3.02%	3.00%
Net overhead to average assets	2.31%	2.33%
Yield on loans	5.07%	5.13%
Yield on investment securities (TE)	2.87%	2.97%
Yield on average earning assets (TE)	4.50%	4.50%
Cost of average interest bearing liabilities	0.77%	0.83%
Net interest margin (TE)	3.84%	3.77%

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Consolidated Statement of Condition:	As of	As of	As of
	June 30,	December 31,	December 31,
	2015	2014	2013
Cash and due from financial institutions	$ 9,438	$ 7,962	$ 8,572
Federal funds sold	24,100	3,360	28,490
Available for sale securities	58,352	58,986	51,633
Loans held for sale	80	-	-
Loans	314,115	318,477	295,068
Allowance for loan losses	(4,983)	(4,885)	(4,653)
Premises and equipment, net	10,649	10,758	11,054
Bank owned life insurance (BOLI)	8,084	7,993	7,806
Federal Home Loan Bank Stock, at cost	2,025	2,025	2,025
Accrued interest receivable	1,499	1,527	1,554
Deferred income taxes	1,545	1,479	2,279
Intangible assets	4,397	4,433	4,762
Other real estate owned	212	198	833
Other assets	588	501	752
Total Assets	$430,101	$412,814	$410,175

Deposits:
Noninterest bearing	$ 44,330	$ 41,975	$ 39,967
Savings, NOW and money market	158,583	148,935	143,602
Time	165,882	150,874	159,382
Total deposits	$368,795	$341,784	$342,951
FHLB advances and other borrowings	16,000	25,500	22,000
Subordinated debentures	5,000	5,000	5,000
Accrued interest payable	242	231	243
Other liabilities	2,027	1,851	1,634
Total Liabilities	392,064	374,366	371,828
6.5% Cumulative preferred stock	7,659	7,659	7,659
Series A preferred stock	-	-	3,266
Common stock	25,366	27,072	27,072
Retained earnings	4,797	3,373	653
Accumulated other comprehensive income (loss)	215	344	(303)
Total Stockholders’ Equity	38,037	38,448	38,347
Total Liabilities and Stockholders’ Equity	$430,101	$412,814	$410,175

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

	June 30, 2015	December 31, 2014	December 31, 2013
Consolidated Capital Ratios:
Tangible equity ratio (1)	7.90%	8.33%	8.28%
Tangible common equity ratio (1)	6.10%	6.45%	5.59%
Book value per common share	$15.43	$15.64	$13.93
Tangible book value per common share (1)	$13.20	$13.39	$11.51
End of period common share closing price	$12.50	$11.90	$9.86
_____________
(1)
The tangible equity ratio, tangible common equity ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks.  The ratio and per share amount have been included to facilitate a greater understanding of the Company’s capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

Regulation G Non-GAAP Reconciliation:	June 30, 2015	December 31, 2014	December 31, 2013

Total shareholders’ equity (a)	$38,037	$38,448	$38,348
Less:
Preferred stock	(7,659)	(7,659)	(10,925)
Common equity (b)	30,378	30,789	27,423
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(300)	(336)	(665)
Tangible common equity (c)	25,981	26,356	22,661
Add:
Preferred stock	7,659	7,659	10,925
Tangible equity (d)	$33,640	$34,015	$33,586

Total assets (e)	$430,101	$412,814	$410,175
Less:
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(300)	(336)	(665)
Tangible assets (f)	$425,704	$408,381	$405,413
Shares outstanding (in thousands) (g)	1,969	1,969	1,969

Book value per common share (b/g)	$15.43	$15.64	$13.93
Tangible book value per common share (c/g)	$13.20	$13.39	$11.51

Total shareholders’ equity to total assets ratio (a/e)	8.84%	9.31%	9.35%
Tangible equity ratio (d/f)	7.90%	8.33%	8.28%
Tangible common equity ratio (c/f)	6.10%	6.45%	5.59%